EXTERNAL USE

RESIDENTIAL MORTGAGE FINANCE

TERM SHEET
$[190,132,000]
(APPROXIMATE OFFERED,SUBJECT TO VARIANCE (12))
First Horizon Alternative Mortgage Securities Trust
Certificates, SERIES 2006-FA1

						Expected
				WAL To	Principal	Initial	Legal
	Approximate		Security	Maturity	Payment to Maturity	Loss	Final	Expected
Class	Size ($)	Coupon (1)	Description (2)	(yrs) (3)	Window (3)	Coverage	Maturity	Ratings (4)

1A1(10)	$100,132,000	LIBOR + 0.75%	Senior/Float. Rate/AD	1.5	03/06 - 04/09	[4.75]%	03/25/2036	AAA
1A2 (5) (6) (8)	$130,132,000	5.00% - LIBOR	Senior/IO/ Inv. Flt. Rate	1.5	N/A	[4.75]%	03/25/2036	AAA
1A3 (6)	$110,907,000	5.75%	Senior	4.6	03/07 – 01/36	[4.75]%	03/25/2036	AAA
1A4 (6)	$5,422,000	5.75%	Senior/Accrual	0.3	03/06 – 07/06	[4.75]%	03/25/2036	AAA
1A5 (6)	$21,126,000	5.75%	Super Senior/NAS	9.3	03/11 – 11/22	[9.50]%	03/25/2036	AAA
1A6 (6) (11)	$30,000,000	LIBOR + 0.75%	Super Senior/Float. Rate/AD	1.5	03/06 - 04/09	[22.89]%	03/25/2036	AAA
1A7 (6)	$6,646,000	5.75%	Super Sr. Sup./NAS	9.3	03/11 – 11/22	[4.75]%	03/25/2036	AAA
1A8(7)	$90,000,000	LIBOR + 0.50%	Senior/ Float. Rate	1.9	03/06 – 03/10	[4.75]%	03/25/2036	AAA
1A9(5) (6) (9)	$90,000,000	5.00% - LIBOR	Senior/IO/ Inv. Flt.	1.9	N/A	[4.75]%	03/25/2036	AAA
1A10 (6)	$41,222,000	5.50%	Senior	7.2	03/10 – 01/36	[4.75]%	03/25/2036	AAA
1A11 (6)	$1,054,000	5.75%	Super Sr. Sup./NAS	9.3	03/11 – 11/22	[4.75]%	03/25/2036	AAA
1A12 (6)	$131,222,000	6.00%	Senior	3.5	03/06 - 01/36	[4.75]%	03/25/2036	AAA
R(6)	$100.00	5.75%	Residual	0.1	03/06 - 03/06	[4.75]%	03/25/2036	N/A
AX (5) (6)	$0.00	N/A	Senior/IO	N/A	N/A	[4.75]%	03/25/2036	AAA
AP (6)	$554,065.11	0.00%	Senior/PO	3.8	03/06 - 01/36	[4.75]%	03/25/2036	AAA
SUBS (6)	$26,843,184	5.75%	Subordinated	9.7	03/06 – 01/36	N/A	03/25/2036	N/A

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE

RESIDENTIAL MORTGAGE FINANCE

(1)	The Class coupons are described under “Interest Rates”.

(2)	The definitions of the securities descriptions are as follows:

Float. Rate = Floating Rate AD = Accretion Directed IO = Interest Only Inv. Flt. Rate = Inverse Floating Rate Super Sr. Sup. = Super Senior Support PO = Principal Only

(3)	Prepayments were run at 100% PPC per annum. Assumes bonds pay on the 25th of every month beginning in March 2006.

(4)

It is expected that two out of three of S&P, Moody’s and Fitch will rate all of the senior certificates. One of the aforementioned will rate the subordinate certificates (other than the first loss tranche).

(5)	Notional amount.

(6)	Non-offered classes.

(7)

An interest rate cap and an interest rate corridor will be purchased for the Trust for the benefit of the Class 1A8 Certificates to protect against interest rate risk from upward movement in one-month LIBOR. Proceeds derived from the Interest Rate Cap and the Interest Rate Corridor will be applied to cover basis risk shortfalls on the Class 1A8 Certificates but not credit losses on the mortgage loans. The [fifty-eight] month Interest Rate Cap will have a strike rate of [7.00%]. The [One hundred and fifty nine] month Interest Rate Corridor will have a strike rate of [5.00%] and a maximum rate of [7.00%]. They will contribute cash in the event one-month LIBOR rises above the strike rate.

(8)	The Notional Balance of the Class 1A2 Certificates reduces proportionally with sum of the principal Balance of the Class 1A1 Certificates and the Class 1A6 Certificates.

(9)	The Notional Balance of the Class 1A9 Certificates reduces proportionally with the principal Balance of the Class 1A8 Certificates.

(10)

An interest rate cap will be purchased for the Trust for the benefit of the Class 1A1 Certificates to protect against interest rate risk from upward movement in one-month LIBOR. Proceeds derived from the Interest Rate Cap will be applied to cover basis risk shortfalls on the Class 1A1 Certificates but not credit losses on the mortgage loans. The [forty-nine] month Interest Rate Cap will have a strike rate of [4.75%]. It will contribute cash in the event one-month LIBOR rises above the strike rate.

(11)

An interest rate cap will be purchased for the Trust for the benefit of the Class 1A6 Certificates to protect against interest rate risk from upward movement in one-month LIBOR. Proceeds derived from the Interest Rate Cap will be applied to cover basis risk shortfalls on the Class 1A6 Certificates but not credit losses on the mortgage loans. The [forty-nine] month Interest Rate Cap will have a strike rate of [4.75%]. It will contribute cash in the event one-month LIBOR rises above the strike rate.

(12)	Aggregate collateral balance subject to change, which may affect final tranche sizing.

ALL COLLATERAL STATISTICS DESCRIBED HEREIN ARE BASED ON THE SCHEDULED COLLATERAL BALANCES AS OF FEBRUARY 1ST, 2006 UNLESS OTHERWISE INDICATED.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE

RESIDENTIAL MORTGAGE FINANCE

Deal Overview:

•	The collateral pool is comprised of two groups of 30 year fixed rate, first lien, fully amortizing mortgage loans.

•	Class AP is a Principal-Only Certificate. It will receive no payments of interest.

•

The trust will issue subordinate certificates. The Non-AP Percentage of Realized Losses will be applied to the subordinate certificates until their principal balances are reduced to zero. Once the subordinate classes are reduced to zero, the Non-AP Percentage of Realized Losses will be applied to the Senior Certificates (other than the Class AP Certificates) on a pro-rata basis, except as otherwise indicated.

•	The Class 1A5 Certificate is a Super Senior Class which will have the Class 1A11 Certificates as a Mezzanine Senior, this will provide additional credit enhancement to the Class 1A5 Certificates.

•	The Class 1A6 Certificate is a Super Senior Class which will have the Class 1A7 Certificates as a Mezzanine Senior, this will provide additional credit enhancement to the Class 1A6 Certificates.

•

On any Distribution Date on or after the Cross-Over Date, any principal that would be otherwise allocated to Class 1A5 and Class 1A11 will instead be allocated sequentially to Class 1A5 and 1A11 in this order until their balances are reduced to zero.

•

On any Distribution Date on or after the Cross-Over Date, any loss amount that would be otherwise allocated to Class 1A5 and Class 1A11 will instead be allocated sequentially to Class 1A11 and Class 1A5 in this order until their balances are reduced to zero.

•

On any Distribution Date on or after the Cross-Over Date, any principal that would be otherwise allocated to Class 1A6 and Class 1A7 will instead be allocated sequentially to Class 1A6 and Class 1A7 in this order until their balances are reduced to zero.

•

On any Distribution Date on or after the Cross-Over Date, any loss amount that would be otherwise allocated to Class 1A6 and Class 1A7 will instead be allocated sequentially to Class 1A7 and Class 1A6 in this order until their balances are reduced to zero.

•	There will be a Group 2 pool which will have one pass-through bond, Class 2A1 Certificates, as a Senior Certificate. The subordinate certificates will be cross-collateralized between the two groups.

•	The AP Percentage of Realized Losses will be allocated to the Class AP.

•	The Master Servicer maintains a [10]% Optional Termination on the collateral.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE

RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering:

Cut off Date:	February 1, 2006

Closing Date:	February 28, 2006

Settlement Date:	February 28, 2006

Distribution Dates:	25th of each month, commencing in March 2006

Collection Period:	The calendar month preceding the current Distribution Date

Depositor:	First Horizon Asset Securities Inc.

Underwriter:	Lehman Brothers Inc.

Master Servicer:	First Horizon Home Loan Corporation

Servicing Fee:	Generally 0.375% per annum

Trustee:	The Bank of New York

Rating Agencies:	It is expected that S&P, Moody’s and Fitch will rate all of the senior certificates.

Day Count:	30/360

Delay Days:	With respect to all certificates other than the Class AP, Class 1A1, Class 1A2, Class 1A6, Class 1A8 and Class 1A9 Certificates, 24 days.

With respect to the Class AP, Class 1A1, Class 1A2, Class 1A6, Class 1A8 and Class 1A9 Certificates, 0 days.

Cap/Corridor Counterparty:

IXIS Financial Products, Inc. is the cap/corridor provider. IXIS FP has long-term debt ratings from Standard & Poor’s and Moody’s of AAA and Aaa, respectively, and short-term debt ratings from Standard & Poor’s and Moody’s of A-1+ and P-1, respectively, with respect to its obligations that are entered into on or before January 23, 2007 with a scheduled maturity date on or before January 23, 2017, based upon a guarantee of its obligations by IXIS CIB with recourse to Caisse des Dépôts et Consignations.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE

RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering (cont.):

Interest Accrual Period:	With respect to all certificates other than the Class 1A1, Class 1A2, Class 1A6, Class 1A8 and Class 1A9 Certificates, the calendar month preceding the Distribution Date.

With respect to the Class 1A1, Class 1A2, Class 1A6, Class 1A8 and Class 1A9 Certificates, the interest accrual period begins on the immediately preceding Distribution Date (or, February 25, 2006 in the case of the first accrual period) and ends on the day immediately before the current Distribution Date.

Accrued Interest at settlement:	With respect to all certificates other than the Class 1A1, Class 1A2, Class 1A6, Class 1A8 and Class 1A9 Certificates, 27 days of accrued interest.

With respect to the Class 1A1, Class 1A2, Class 1A6, Class 1A8 and Class 1A9 Certificates, 3 days of accrued interest.

LIBOR Determination Date:

With respect to the Class 1A1, Class 1A2, Class 1A6, Class 1A8 and Class 1A9 Certificates, the second business day preceding the beginning of each Interest Accrual Period (other than the first Interest Accrual Period).

For the first Interest Accrual Period, one-month LIBOR will equal 4.55%.

Registration:	Book-entry form through DTC

Tax Status:	REMIC for Federal income tax purposes.

Pricing Prepayment Assumption:

100% PPC per annum. 100% PPC is defined as 8% CPR in the first month of loan life and additionally approximately 1.45% (16/11%) in each month thereafter until the twelfth month. Thereafter, it remains constant at 24% CPR.

SMMEA Eligibility:	The senior certificates will be SMMEA eligible.

ERISA Eligibility:	The senior certificates will be ERISA eligible.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE

RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering (cont.):

Due Period:

The “Due Period” related to each Distribution Date starts on the second day of the month preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs.

Interest Rates:

Class 1A1 is a senior certificate. It will accrue interest at a rate of LIBOR + 0.75%, subject to a minimum rate of 0.75% and a maximum rate of 5.75%. The Class 1A1 will also have the benefit of an interest rate cap as described below.

Class 1A2 is an interest-only certificate. It will accrue interest at a rate of 5.00% - LIBOR, subject to a minimum rate of 0.00%. Its notional balance will equal the principal balance of the Class 1A1 and Class 1A6 Certificates.

Class 1A3 is a senior certificate and will accrue interest at a rate of 5.75%.

Class 1A4 is a senior certificate and will accrue interest at a rate of 5.75%.

Class 1A5 is a senior certificate and will accrue interest at a rate of 5.75%.

Class 1A6 is a senior certificate. It will accrue interest at a rate of LIBOR + 0.75%, subject to a minimum rate of 0.75% and a maximum rate of 5.75%. The Class 1A6 will also have the benefit of an interest rate cap as described below.

Class 1A7 is a senior certificate and will accrue interest at a rate of 5.75%.

Class 1A8 is a senior certificate. It will accrue interest at a rate of LIBOR + 0.50%, subject to a minimum rate of 0.50% and a maximum rate of 5.50%. The Class 1A8 will also have the benefit of an interest rate cap and an interest rate corridor as described below.

Class 1A9 is an interest-only certificate. It will accrue interest at a rate of 5.00% - LIBOR, subject to a minimum rate of 0.00%. Its notional balance will equal the principal balance of the Class 1A8 Certificates.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE

RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering (cont.):

Class 1A10 is a senior certificate and will accrue interest at a rate of 5.50%.

Class 1A11 is a senior certificate and will accrue interest at a rate of 5.75%.

Class 1A12 is a senior certificate and will accrue interest at a rate of 6.00%.

Class AX is an interest-only certificate. It will accrue interest at a fixed rate of 5.75%. The notional balance will be equal to (1) the product of (a) the weighted average of the net mortgage rates of the Non-Discount Loans minus the Strip Rate and (b) the principal balance of the Non-Discount Loans divided by (2) 5.75%.

Class AP is a principal-only certificate. They will not be entitled to payments of interest.

The subordinate certificates will accrue interest at a rate of 5.75%.

Basis Risk Shortfall:

Basis Risk Shortfall represents the excess of (1) the amount of interest payable to a floating rate certificate (in accordance with its interest formula) without regard to its related maximum rate over (2) the amount of interest payable to that floating rate certificate subject to its related maximum rate.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE

RESIDENTIAL MORTGAGE FINANCE

Class 1A1 Interest Rate Cap:

An Interest Rate Cap will be purchased by the Trust for the benefit of the Class 1A1 Certificates to protect against interest rate risk from upward movement in one-month LIBOR. The [forty-nine] month Interest Rate Cap will have a strike rate of [4.75%]. Its notional balance, on any Distribution Date, represents the assumed balance of the Class 1A1 Certificates utilizing 85% PPC. It will contribute cash in the event one-month LIBOR rises above the strike rate. The Notional Balance of the Class 1A1 Interest Rate Cap will be equal to the following schedule (subject to variance in final size and composition of the collateral):

	Notional Balance				Notional Balance
Distribution	for Interest Rate	Distribution	Notional Balance for	Distribution Dates	for Interest Rate
Dates (Months)	Cap	Dates (Months)	Interest Rate Cap	(Months)	Cap

1	$0.00	18	$56,133,409.60	35	$19,910,184.09
2	98,633,122.16	19	53,538,576.85	36	18,247,612.89
3	97,135,029.59	20	51,007,447.57	37	16,630,933.36
4	95,638,853.10	21	48,538,805.25	38	15,059,268.13
5	94,145,714.56	22	46,131,456.55	39	13,531,756.55
6	92,656,723.37	23	43,784,230.82	40	12,047,554.38
7	90,870,353.12	24	41,495,979.70	41	10,605,833.45
8	87,856,173.23	25	39,265,576.69	42	9,205,781.39
9	84,635,967.49	26	37,091,916.74	43	7,846,601.28
10	81,217,177.87	27	34,973,915.82	44	6,527,511.43
11	77,607,935.76	28	32,910,510.56	45	5,247,745.02
12	73,821,205.23	29	30,900,657.81	46	4,006,549.86
13	70,107,380.62	30	28,943,334.29	47	2,803,188.10
14	67,174,940.90	31	27,037,536.22	48	1,636,935.95
15	64,312,650.40	32	25,182,278.93	49	507,083.43
16	61,519,169.96	33	23,376,596.49	50	0.00
17	58,793,185.92	34	21,619,541.37	51

On each Distribution Date, the cap provider will make payments equal to the product of (a) one-twelfth, (b) the excess, if any, of one-month LIBOR for such Distribution Date over the strike rate, and (c) the notional balance set forth above. Payments received under the Class 1A1 Interest Rate Cap will only be available to benefit the Class 1A1 Certificates.

On each Distribution Date, interest rate cap payments received from the Class 1A1 Interest Rate Cap will be deposited into the Class 1A1 Reserve Fund. Amounts in the Class 1A1 Reserve Fund will be distributed in the following order of priority:

(1)	to pay Basis Risk Shortfalls on the Class 1A1 Certificates for the current Distribution Date.

(2)	to pay Basis Risk Shortfalls on the Class 1A1 Certificates remaining unpaid from prior Distribution Dates.

(3)	the remainder for deposit in the Class 1A1 Reserve Fund.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE

RESIDENTIAL MORTGAGE FINANCE

Class 1A6 Interest Rate Cap:

An Interest Rate Cap will be purchased by the Trust for the benefit of the Class 1A6 Certificates to protect against interest rate risk from upward movement in one-month LIBOR. The [forty-nine] month Interest Rate Cap will have a strike rate of [4.75%]. Its notional balance, on any Distribution Date, represents the assumed balance of the Class 1A6 Certificates utilizing 85% PPC. It will contribute cash in the event one-month LIBOR rises above the strike rate. The Notional Balance of the Class 1A6 Interest Rate Cap will be equal to the following schedule (subject to variance in final size and composition of the collateral):

	Notional Balance				Notional Balance
Distribution	for Interest Rate	Distribution	Notional Balance for	Distribution Dates	for Interest Rate
Dates (Months)	Cap	Dates (Months)	Interest Rate Cap	(Months)	Cap

1	$0.00	18	$16,817,823.35	35	$5,965,181.19
2	29,550,929.42	19	16,040,399.73	36	5,467,067.34
3	29,102,094.11	20	15,282,061.95	37	4,982,702.84
4	28,653,832.87	21	14,542,445.55	38	4,511,824.83
5	28,206,481.81	22	13,821,192.99	39	4,054,175.45
6	27,760,373.32	23	13,117,953.55	40	3,609,501.77
7	27,225,168.71	24	12,432,383.16	41	3,177,555.66
8	26,322,106.79	25	11,764,144.34	42	2,758,093.73
9	25,357,318.59	26	11,112,905.99	43	2,350,877.23
10	24,333,033.76	27	10,478,343.33	44	1,955,671.94
11	23,251,688.50	28	9,860,137.79	45	1,572,248.14
12	22,117,166.91	29	9,257,976.81	46	1,200,380.46
13	21,004,488.26	30	8,671,553.84	47	839,847.83
14	20,125,916.06	31	8,100,568.12	48	490,433.41
15	19,268,360.88	32	7,544,724.64	49	151,924.49
16	18,431,421.51	33	7,003,734.02	50	0.00
17	17,614,704.37	34	6,477,312.36	51

On each Distribution Date, the cap provider will make payments equal to the product of (a) one-twelfth, (b) the excess, if any, of one-month LIBOR for such Distribution Date over the strike rate, and (c) the notional balance set forth above. Payments received under the Class 1A6 Interest Rate Cap will only be available to benefit the Class 1A6 Certificates.

On each Distribution Date, interest rate cap payments received from the Class 1A6 Interest Rate Cap will be deposited into the Class 1A6 Reserve Fund. Amounts in the Class 1A6 Reserve Fund will be distributed in the following order of priority:

(1)	to pay Basis Risk Shortfalls on the Class 1A6 Certificates for the current Distribution Date.

(2)	to pay Basis Risk Shortfalls on the Class 1A6 Certificates remaining unpaid from prior Distribution Dates.

(3)	the remainder for deposit in the Class 1A6 Reserve Fund.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE

RESIDENTIAL MORTGAGE FINANCE

Class 1A8 Interest Rate Cap:

An Interest Rate Cap will be purchased by the Trust for the benefit of the Class 1A8 Certificates to protect against interest rate risk from upward movement in one-month LIBOR. The [fifty-eight] month Interest Rate Cap will have a strike rate of [7.00%]. Its notional balance, on any Distribution Date, represents the assumed balance of the Class 1A8 Certificates utilizing 85% PPC. It will contribute cash in the event one-month LIBOR rises above the strike rate. The Notional Balance of the Class 1A8 Interest Rate Cap will be equal to the following schedule (subject to variance in final size and composition of the collateral):

	Notional Balance				Notional Balance
Distribution	for Interest Rate	Distribution	Notional Balance for	Distribution Dates	for Interest Rate
Dates (Months)	Cap	Dates (Months)	Interest Rate Cap	(Months)	Cap

1	$0.00	21	$51,936,121.23	41	$19,642,029.06
2	88,969,941.76	22	50,005,044.57	42	18,334,959.52
3	87,794,174.58	23	48,111,213.30	43	17,053,209.62
4	86,474,553.70	24	46,253,916.03	44	15,796,295.11
5	85,013,386.18	25	44,432,454.92	45	14,563,740.97
6	83,413,453.51	26	42,646,145.39	46	13,355,081.21
7	81,678,007.24	27	40,894,315.90	47	12,169,858.74
8	79,810,762.13	28	39,176,307.70	48	11,007,625.20
9	77,815,886.68	29	37,491,474.59	49	9,867,940.75
10	75,697,991.12	30	35,839,182.66	50	8,750,373.95
11	73,462,112.73	31	34,218,810.07	51	7,654,501.60
12	71,116,282.57	32	32,629,746.83	52	6,579,908.54
13	68,815,616.68	33	31,071,394.56	53	5,526,187.56
14	66,559,252.99	34	29,543,166.29	54	4,492,939.20
15	64,346,345.81	35	28,044,486.20	55	3,479,771.63
16	62,176,065.58	36	26,574,789.48	56	2,486,300.49
17	60,047,598.48	37	25,133,522.05	57	1,512,148.74
18	57,960,146.20	38	23,720,140.39	58	556,946.55
19	55,912,925.61	39	22,334,111.35	59	0
20	53,905,168.49	40	20,974,911.92

On each Distribution Date, the cap provider will make payments equal to the product of (a) one-twelfth, (b) the excess, if any, of one-month LIBOR for such Distribution Date over the strike rate, and (c) the notional balance set forth above. Payments received under the Class 1A8 Interest Rate Cap will only be available to benefit the Class 1A8 Certificates.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE

RESIDENTIAL MORTGAGE FINANCE

Class 1A8 Interest Rate Corridor:

An Interest Rate Corridor will be purchased by the Trust for the benefit of the Class 1A8 Certificates to protect against interest rate risk from upward movement in one-month LIBOR. The [One hundred and fifty-nine] month Interest Rate Corridor will have a strike rate of [5.00%] and a maximum rate of [7.00%]. Its notional balance, on any Distribution Date, represents the assumed balance of the Class 1A8 Certificates utilizing 65% PPC. It will contribute cash in the event one-month LIBOR rises above the strike rate, subject to the maximum rate limitation. The Notional Balance of the Class 1A8 Interest Rate Corridor will be equal to the schedule on page 12 (subject to variance in final size and composition of the collateral).

On each Distribution Date, the corridor provider will make payments equal to the product of (a) one-twelfth, (b) the excess, if any, of (i) the minimum of the maximum rate and one-month LIBOR for such Distribution Date over (ii) the strike rate, and (c) the notional balance set forth below. Payments received under the Class 1A8 Interest Rate Corridor will only be available to benefit the Class 1A8 Certificates.

On each Distribution Date, interest rate cap payments and interest rate corridor payments received from the Class 1A8 Interest Rate Cap and from the Class 1A8 Interest Rate Corridor, respectively, will be deposited into the Class 1A8 Reserve Fund. Amounts in the Class 1A8 Reserve Fund will be distributed in the following order of priority:

(1)	to pay Basis Risk Shortfalls on the Class 1A8 Certificates for the current Distribution Date.

(2)	to pay Basis Risk Shortfalls on the Class 1A8 Certificates remaining unpaid from prior Distribution Dates.

(3)	the remainder for deposit in the Class 1A8 Reserve Fund.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE

RESIDENTIAL MORTGAGE FINANCE

	Notional Balance		Notional Balance for		Notional Balance
Distribution	for Interest Rate	Distribution	Interest Rate	Distribution Dates	for Interest Rate
Dates (Months)	corridor	Dates (Months)	corridor	(Months)	corridor

1	$0.00	55	17,672,555.98	109	4,175,290.38
2	89,202,718.39	56	16,714,306.77	110	4,063,376.94
3	88,294,783.99	57	15,770,003.69	111	3,953,099.57
4	87,277,327.28	58	14,839,448.07	112	3,844,434.75
5	86,151,727.62	59	13,922,444.05	113	3,737,359.29
6	84,919,636.65	60	13,018,798.53	114	3,631,850.34
7	83,582,976.11	61	12,751,655.32	115	3,527,885.36
8	82,143,934.56	62	12,496,362.98	116	3,425,442.15
9	80,604,963.01	63	12,244,863.55	117	3,324,498.82
10	78,968,769.43	64	11,997,102.43	118	3,225,033.78
11	77,238,312.07	65	11,753,025.82	119	3,127,025.76
12	75,418,724.95	66	11,512,580.67	120	3,030,453.80
13	73,625,338.78	67	11,275,714.68	121	2,929,920.50
14	71,857,781.18	68	11,042,376.31	122	2,830,903.47
15	70,115,685.03	69	10,812,514.75	123	2,733,380.53
16	68,398,688.44	70	10,586,079.90	124	2,637,329.80
17	66,706,434.62	71	10,363,022.38	125	2,542,729.76
18	65,038,571.84	72	10,143,293.52	126	2,449,559.16
19	63,394,753.33	73	9,926,845.32	127	2,357,797.07
20	61,774,637.28	74	9,716,127.70	128	2,267,422.86
21	60,177,886.66	75	9,508,568.15	129	2,178,416.20
22	58,604,169.25	76	9,304,120.91	130	2,090,757.06
23	57,053,157.54	77	9,102,740.87	131	2,004,425.68
24	55,524,528.63	78	8,904,383.58	132	1,919,402.59
25	54,017,964.22	79	8,709,005.21	133	1,835,668.61
26	52,533,150.50	80	8,516,562.57	134	1,753,204.83
27	51,069,778.12	81	8,327,013.06	135	1,671,992.60
28	49,627,542.10	82	8,140,314.71	136	1,592,013.57
29	48,206,141.79	83	7,956,426.15	137	1,513,249.62
30	46,805,280.80	84	7,775,306.58	138	1,435,682.92
31	45,424,666.94	85	7,596,915.82	139	1,359,295.87
32	44,064,012.16	86	7,425,834.25	140	1,284,071.15
33	42,723,032.48	87	7,257,329.70	141	1,209,991.67
34	41,401,447.95	88	7,091,364.44	142	1,137,040.59
35	40,098,982.61	89	6,927,901.33	143	1,065,201.32
36	38,815,364.39	90	6,766,903.72	144	994,457.50
37	37,550,325.07	91	6,608,335.51	145	924,793.02
38	36,303,600.25	92	6,452,161.13	146	856,192.00
39	35,074,929.27	93	6,298,345.49	147	788,638.76
40	33,864,055.17	94	6,146,854.03	148	722,117.89
41	32,670,724.62	95	5,997,652.68	149	656,614.17
42	31,494,687.91	96	5,850,707.86	150	592,112.62
43	30,335,698.85	97	5,705,986.48	151	528,598.47
44	29,193,514.73	98	5,567,583.66	152	466,057.15
45	28,067,896.31	99	5,431,250.45	153	404,474.31
46	26,958,607.74	100	5,296,956.55	154	343,835.83
47	25,865,416.49	101	5,164,672.08	155	284,127.75
48	24,788,093.35	102	5,034,367.59	156	225,336.35
49	23,726,412.37	103	4,906,014.07	157	167,448.08
50	22,680,150.77	104	4,779,582.92	158	110,449.61
51	21,649,088.98	105	4,655,045.95	159	54,327.79
52	20,633,010.50	106	4,532,375.39	160	0.00
53	19,631,701.93	107	4,411,543.87	161
54	18,644,952.88	108	4,292,524.39	162

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE

RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering – Credit Enhancement:

Credit Enhancement:

Senior-subordinate, shifting interest structure. The initial credit enhancement for the senior certificates will consist of the subordination of the subordinate certificates (initially approximately [4.75]%).

Priority of Payment	Class A Credit Support of approximately [4.75]%	Order of Loss Allocation
SUBS Credit Support of [ ]%

Terms of the Offering – Distribution of Principal:

Shifting Interest Structure with 5 year lockout

Prepayment Shift
Distribution Dates (months)	Percentage

1 – 60	100%
61 – 72	70%
73 – 84	60%
85 – 96	40%
97 – 108	20%
109+	0%

Senior Percentage:

On any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the sum of the class principal amounts of each class of senior certificates (excluding the Class AP certificates, the Class AX notional amount, the Class 1A2 notional amount and the Class 1A9 notional amount) and the denominator of which is the Non-AP Collateral Balance for the immediately preceding Distribution Date.

Subordinate Percentage:	On any Distribution Date, one minus the Senior Percentage.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE

RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering – Distribution of Principal (continued):

Class 1A10 Payment Amount:

Beginning in the Distribution Date in February 2011, the lesser of (i) the principal amount of the Class 1A10 Certificates and (ii) the product of (x) approximately 70% and (y) Senior Principal Distribution Amount available in (2)(II) in the Principal Paydown rules.

NAS Priority Amount:

Prior to the Distribution Date in March 2011, zero, on any Distribution Date thereafter, the lesser of (i) the principal amount of the Class 1A5 Certificates, Class 1A7 Certificates and Class 1A11 Certificates, and (ii) the sum of (a) the product of (x) the Senior Percentage, (y) the NAS Percentage and (z) the sum of the related Non-AP Percentage of scheduled principal collections of each loan and (b) the product of (w) the Senior Prepayment Percentage, (x) the NAS Shift Percentage, (y) the NAS Percentage and (z) the sum of the related Non-AP Percentage of unscheduled principal collections of each loan.

NAS Percentage:

The percentage obtained by dividing (1) the sum of (a) the principal amount of the Class 1A5 Certificates, Class 1A7 Certificates and Class 1A11 Certificates, and (b) an amount equal to approximately 5.00% of the sum of the original principal amount of the Class 1A5 Certificates, Class 1A7 Certificates and Class 1A11 Certificates, by (2) the sum of the class principal amounts of each class of senior certificates (excluding the Class AP certificates, the Class AX notional amount, the Class 1A2 notional amount and the Class 1A9 notional amount).

NAS Shift Percentage:	100% minus the Prepayment Shift Percentage.

Cross-Over Date:	The “Cross-Over Date” is the date, if any, that the principal balances of the subordinate certificates have been reduced to zero.

Senior Prepayment Percentage:

On any Distribution Date, the sum of (1) the Senior Percentage and (2) the product of (a) the Prepayment Shift Percentage for that Distribution Date multiplied by (b) the Subordinate Percentage for that Distribution Date.

Subordinate Prepayment Percentage:	On any Distribution Date, one minus the Senior Prepayment Percentage.

Strip Rate:	5.75%

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE

RESIDENTIAL MORTGAGE FINANCE

Discount Loan:	A loan with a net mortgage rate less than the Strip Rate.

Terms of the Offering – Distribution of Principal (continued):

Non-Discount Loan:	A loan with a net mortgage rate greater than or equal to the Strip Rate.

AP Percentage:

For any Discount Loan, the percentage equivalent of a fraction, the numerator of which is the Strip Rate minus the net mortgage rate for such Discount Loan and the denominator of which is the Strip Rate. For any Non-Discount Loan, 0%.

Non-AP Percentage:	For any Discount Loan, 100% minus its AP Percentage. For any Non-Discount Loan, 100%.

Non-AP Collateral Balance:	On any Distribution Date, the sum of the Non-AP Percentage of the principal amount of each mortgage loan.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE

RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering – Distribution of Principal (continued):

AP Principal Distribution Amount:	On any Distribution Date, the sum of (1) the related AP Percentage of scheduled principal collections of each loan and (2) the related AP Percentage of unscheduled principal collections of each loan.

Senior Principal Distribution Amount:

On any Distribution Date, the sum of (1) the product of (a) the Senior Percentage and (b) the sum of the related Non-AP Percentage of scheduled principal collections of each loan and (2) the product of (a) the Senior Prepayment Percentage and (b) the sum of the related Non-AP Percentage of unscheduled principal collections of each loan.

Subordinate Principal Distribution Amount:

On any Distribution Date, the sum of (1) the product of (a) the Subordinate Percentage and (b) the sum of the related Non-AP Percentage of scheduled principal collections of each loan and (2) the product of (a) the Subordinate Prepayment Percentage and (b) the sum of the related Non-AP Percentage of unscheduled principal collections of each loan.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE

RESIDENTIAL MORTGAGE FINANCE

Principal Paydown Rules:

I. Pay AP Principal Distribution Amount as follows:

•	Allocate AP Principal Distribution Amount to Class AP until reduced to zero

II. Pay Senior Principal Distribution Amount for Group 1 sequentially in the following order:

1)	Pay Class R to zero

2)	Pay concurrently:

	I)	Approximately 51.1941844528% sequentially in the following order:

A.

On each Distribution Date, to the Class 1A5, to the Class 1A7 and to the Class 1A11, concurrently, on a pro rata basis, the NAS Priority Amount. (Subject to sequential trigger described in the Deal Overview)

		B.	To the Class 1A3 Certificates, as follows:

(a) Beginning on the Distribution Date in March 2007, the lesser of the following until reduced to zero:

(i) An amount equal to approximately 0.8318239606% of the original principal amount of the Class 1A3 Certificates

(ii) 99.5% of the total amount available for distribution in this rule (2)(I)(B)(a), and

(b) Beginning on the Distribution Date in April 2010, the lesser of the following until reduced to zero:

(i) An amount equal to approximately 1.155310305% of the original principal amount of the Class 1A3 Certificates

(ii) 99.5% of the total amount available for distribution in this rule (2)(I)(B)(b), and

		C.	To the Class 1A1 and Class 1A6 Certificates, concurrently, on a pro rata basis, the lesser of (x) 99.5% of the total amount available for distribution in rule (2)(I)(C) and (y):

(a)

Beginning on the Distribution Date in March 2006 up to and including the Distribution Date in August 2006, an amount equal to approximately 1.4769372637% of the original principal amount of the Class 1A1 and Class 1A6 Certificates

(b)

Beginning on the Distribution Date in September 2006 up to and including the Distribution Date in February 2007, an amount equal to approximately 2.2626679064% of the original principal amount of the Class 1A1 and Class 1A6 Certificates

(c)

Beginning on the Distribution Date in March 2007 up to and including the Distribution Date in August 2007, an amount equal to approximately 1.6147849876% of the original principal amount of the Class 1A1 and Class 1A6 Certificates

(d)

Beginning on the Distribution Date in September 2007 up to and including the Distribution Date in February 2036, an amount equal to approximately 1.3784749331% of the original principal amount of the Class 1A1 and Class 1A6 Certificates

		D.	To the Class 1A4 to zero

		E.	To the Class 1A1 and Class 1A6, concurrently, on a pro rata basis to zero

		F.	To the Class 1A3 to zero

		G.	To the Class 1A5, to the Class 1A7 and to the Class 1A11, concurrently, on a pro rata basis, until reduced to zero. (Subject to sequential trigger described in the Deal Overview)

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE

RESIDENTIAL MORTGAGE FINANCE

Principal Paydown Rules (Continued):

II)	Approximately 24.4029077736% sequentially in the following order:

	A.	Beginning on the Distribution Date in February 2011, the Class 1A10 Payment Amount to the Class 1A10 until reduced to zero.

	B.	To the Class 1A8 Certificates until reduced to zero.

	C.	To the Class 1A10 Certificates until reduced to zero.

III)	Approximately 24.4029077736% to the Class 1A12 until reduced to zero

III. Pay Class 1A4 Accrual Amount sequentially in the following order:

1)	To the Class 1A1 and Class 1A6 pro rata until reduced to zero

2)	To the Class 1A4

IV. Pay Subordinate Principal Distribution Amount as follows*:

*	Subject to credit support tests

•	To the Subordinate Certificates sequentially until reduced to zero.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE

RESIDENTIAL MORTGAGE FINANCE

Class 1A1 Discount Margin Table:

Assumes one-month LIBOR equals 4.55%.

	50% PPC	75% PPC	85% PPC	100% PPC	125% PPC	150% PPC	200% PPC

100-00*	76	76	77	77	78	78	79
WAL (yr)	5.9	3.3	1.8	1.5	1.2	1.0	0.8
First Prin Pay	03/25/06	03/25/06	03/25/06	03/25/06	03/25/06	03/25/06	03/25/06
Last Prin Pay	08/25/24	01/25/36	03/25/10	04/25/09	06/25/08	01/25/08	06/25/07

Class 1A8 Discount Margin Table:

Assumes one-month LIBOR equals 4.55%.

	50% PPC	75% PPC	85% PPC	100% PPC	125% PPC	150% PPC	200% PPC

100-00*	51	51	51	52	52	52	53
WAL (yr)	5.6	2.5	2.2	1.9	1.5	1.3	1.0
First Prin Pay	03/25/06	03/25/06	03/25/06	03/25/06	03/25/06	03/25/06	03/25/06
Last Prin Pay	01/25/36	03/25/13	12/25/10	03/25/10	05/25/09	10/25/08	02/25/08

*         Price does not include accrued interest

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE

RESIDENTIAL MORTGAGE FINANCE

Collateral Stipulations (Subject to Change)

Gross WAC	6.70%	(+/- 5 Bps)

Current WAM	359	(+/- 1 Months)

WA LTV %	69.8%	(+/- 5%)

WA FICO	722	(+/- 15)

California %	16.2%	(MAX 25%)

Average Loan Size	$220,352	(+/- $25,000)

Primary Residence %	71.7%	(+/- 10%)

Single Family / PUD %	85.5%	(+/- 10%)

Full Documentation %	31.4%	(+/- 10%)

10 Year Interest Only %	40.4%	(+/- 10%)

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.